UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 9, 2021
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director Tyrone Michael Jordan
On June 9, 2021, the Board of Directors (the “Board”) of Axalta Coating Systems Ltd. (“Axalta” or the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased its size from nine to ten members and appointed Tyrone Michael Jordan to fill the newly-created vacancy, with a term expiring at Axalta’s 2022 annual general meeting of members.
Mr. Jordan has been appointed to the Environment, Health, Safety & Sustainability Committee and the Nominating and Corporate Governance Committee of the Board, effective as of the date of his appointment. Prior to his appointment, the Board concluded that Mr. Jordan satisfies all of the applicable independence requirements of Axalta, the New York Stock Exchange and the Securities and Exchange Commission (the “SEC”). Mr. Jordan currently serves on the boards of directors of Oshkosh Corporation, TPI Composites, Inc. and Trinity Industries, Inc. He most recently served as the President & Chief Operating Officer of DURA Automotive Systems from 2015 to 2019.
Upon his appointment to the Board, Mr. Jordan became entitled to receive the annual cash stipend for non-employee directors in the amount of $75,000, payable quarterly in arrears and prorated for partial service in the quarter. Mr. Jordan was also granted restricted stock units (“RSUs”) under the Axalta Coating Systems Ltd. Amended and Restated 2014 Incentive Award Plan with a grant date fair value of approximately $112,877 on June 9, 2021, which is based upon a $200,000 annual grant amount, prorated based on the number of days remaining in the calendar year on his date of appointment to the Board divided by 365 and rounded to the nearest whole share. The RSUs shall vest 100% on the first anniversary of the grant date. In addition, Mr. Jordan and Axalta will enter into Axalta’s standard form of director Indemnification and Advancement Agreement, which was filed with the SEC on July 26, 2018 as Exhibit 10.67 to Axalta’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (File No. 001-36733).
There are no arrangements or understandings between Mr. Jordan and any other persons pursuant to which Mr. Jordan was named as director. There are no transactions between Mr. Jordan and the Company that would be reportable under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On June 9, 2021, Axalta issued a press release announcing the appointment of Mr. Jordan to the Board. The press release is furnished as Exhibit 99.1 to this Item 7.01. The information furnished with this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing
Item 9.01. Financial Statements and Exhibits.
    (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	June 9, 2021	By:	/s/ Sean M. Lannon
Sean M. Lannon
Senior Vice President and Chief Financial Officer